EXHIBIT 99.2

WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF OUTSTANDING 7 1/4% SENIOR NOTES DUE 2017

A holder of 7 1/4% Senior Notes due 2017 (the “Outstanding Notes”) of Williams Partners L.P. (the “Partnership”) and Williams Partners Finance Corporation (“Finance Corp.” and, together with the Partnership, “Williams Partners”) who wishes to tender such Outstanding Notes pursuant to the exchange offer (the “Exchange Offer”) described in the Prospectus dated       , 2007 (as it may be supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) must complete and deliver this form or one substantially equivalent to it under the following circumstances: (i) certificates representing the Outstanding Notes are not immediately available, (ii) the Outstanding Notes or other required documents will not reach the Exchange Agent on or prior to the Expiration Date (as defined in the Letter of Transmittal and the Prospectus), or (iii) the appropriate procedures for book-entry transfer will not be completed on or prior to the Expiration Date. This requirement is set forth in the Prospectus in the section entitled “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery” and in the Letter of Transmittal in Instruction 2. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent. The Exchange Agent must receive this form at or prior to 5:00 p.m., New York City time, on       , 2007, unless extended.

To The Bank of New York
(the “Exchange Agent”)

By Hand Delivery, Overnight Delivery,	By Facsimile Transmission
Regular Mail or Registered or Certified Mail:	(for Eligible Institutions Only):
The Bank of New York	(212) 298-1915
Corporate Trust Operations 101 Barclay Street, 7 East New York, New York 10286 Attn: Randolph Holder

To confirm by telephone or for information:
(212) 815-5098

Delivery of this Notice of Guaranteed Delivery to an address or transmission hereof to a facsimile number other than those set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instruction thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

As set forth in the Prospectus under “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery,” and in the accompanying Letter of Transmittal, this form or one substantially equivalent hereto or an agent’s message relating to guaranteed delivery must be used to accept Williams Partners’ offer to exchange $1,000 principal amount of their 7 1/4% Senior Notes due 2017 (the “Exchange Notes”) for each $1,000 principal amount of its Outstanding Notes, upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, if certificates representing such Outstanding Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted agent’s message with respect thereto) cannot be completed, on or prior to the Expiration Date.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

I, the undersigned, hereby tender to Williams Partners L.P. and Williams Partners Finance Corporation the principal amount of the Outstanding Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, which I have received, pursuant to the guaranteed delivery procedures set forth in such Prospectus, as follows:

Principal Amount Tendered (Must be in
Certificate or Registration Nos.	Aggregate Principal Amount	Initial Amounts of $100,000 and Integral
(for non-book-entry Holders)	Represented by Outstanding Note(s)	Multiples of $1,000 Thereof)

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _ _

Transaction code (if available): _ _

Date: _ _, 2007

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Please sign here

X _ _

X _ _(Signature of Owner(s) or Authorized Signatory)

Date: _ _

Taxpayer Identification Number
Or Social Security Number: _ _

Area Code and Telephone Number: _ _

Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on the certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s): _ _

Capacity: _ _

Address (including zip code):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

I, the undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or a firm or other entity identified as an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantee (a) that the above named person(s) own(s) the principal amount of 7 1/4% Senior Notes due 2017 of Williams Partners L.P. and Williams Partners Finance Corporation (the “Outstanding Notes”) tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Outstanding Notes complies with Rule 14e-4, and (c) that I will deliver to the Exchange Agent the certificates representing the Outstanding Notes tendered hereby or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agents message in lieu thereof and any other required documents, within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm: _ _
(Authorized Signature)
Address: _ _	Name: _ _
(Please type or print)

Title: _ _
(including Zip Code)

Area Code and Tel. No: _ _	Date: _ _

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand-delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Notes or other than the person listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Outstanding Notes or signed as the name of the participant is shown on the book-entry transfer facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Williams Partners of such person’s authority to so act.

3. Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering Outstanding Notes and requests for additional copies of the Prospectus, the Letter of Transmittal, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offer may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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